Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 24, 2006, accompanying the consolidated financial statements included in the Annual Report of ECC Capital Corporation on Form 10-K/A for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of ECC Capital Corporation on Forms S-8 (File No. 333-122985, effective February 25, 2005).

/s/    GRANT THORNTON LLP

Irvine, CA

October 26, 2006